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                                                                     EXHIBIT 4.2



                          REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT (the"Agreement") is entered into by and between SANTA BARBARA RESTAURANT GROUP, INC., a Delaware corporation (the "Company" or "SBRG"), and KCC DELAWARE COMPANY, a Delaware corporation ("KCC"), is entered into as of the 30th day of March, 1999.

            This Agreement is made pursuant to the Assignment Agreement, dated as of March __, 1999, between the Company and KCC (the "Assignment Agreement"), in order to induce KCC to enter into the Assignment Agreement. The execution and delivery of this Agreement is a condition to the closing of the Assignment Agreement. All capitalized terms contained but not defined herein shall have the meanings ascribed to them in the Assignment Agreement.

            In consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Definitions. As used in this Agreement, the following terms have the following meanings:

                        Form S-3: The form so designated, promulgated by the Commission for registration of securities under the Securities Act and any forms succeeding to the functions of such form, whether or not bearing the same designation.

                        Holder: KCC or a transferee of registration rights pursuant to Section 9 of this Agreement, provided that anyone who acquires any Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Securities Act or in a transaction under Rule 144 under the Securities Act shall not thereby be deemed to be a "Holder."

                        Register, registered and registration: A registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

                        Registrable Securities: All shares of the common stock of the Company, par value $.08 per share (the "Common Stock"), acquired pursuant to the Assignment Agreement and held by KCC upon consummation of the transactions contemplated therein.

            2. Demand Registration.

                        (a) Filing; Effectiveness.

                                    (i) As soon as commercially reasonable after
receipt by the Company of a written demand from Holder, the Company shall prepare and file with the Commission a "shelf" registration statement (the "Shelf Registration Statement") on Form S-3 for an offering of all Registrable Securities to be made on a continuous or extended basis pursuant to Rule 415 under the


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Securities Act, or such successor rule or similar provision then in effect
("Rule 415") in respect of the resale from time to time by the Holders of the Registrable Securities.

                                    (ii) The Company shall use its commercially
reasonable best efforts to have the Shelf Registration Statement declared effective within 60 days after its filing and to keep such Registration Statement continuously effective for the period beginning on such date and ending on the earlier of (A) the date on which the Holders no longer hold any Registrable Securities and (B) the date that is two years after the Closing Date (although the parties hereto acknowledge that Seller may sell its Shares pursuant to Rule 144 under the Securities Act after one year if all of the requirements of Rule 144 are met).

                        (b) Effective Registration. A registration will not be deemed to have been effective unless the Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. If a registration made pursuant to this Section 2 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this
Section 2.

                        (c) Form Used for Registration. In the event that Form S-3 is not available for use by the Company for a Registration Statement pursuant to this Section 2, the Company shall prepare and file a registration statement on such form as shall be available for use by the Company at the time the Company is obliged to prepare and file a registration statement hereunder. In the event that Form S-3 thereafter becomes available for use by the Company, the Company may prepare and file such Form S-3 in order to comply with its obligations hereunder.

                        (d) The Company may defer its obligations to effect a demand registration pursuant to this Agreement if, in the good faith judgment of the Board of Directors of the Company, filing a registration statement with the Commission at the time such a demand registration is requested would require Adverse Disclosure (as hereinafter defined), provided that such deferral may not extend beyond the date that filing of a registration statement with the Commission would not require Adverse Disclosure therein, and provided further that, notwithstanding anything to the contrary in this Agreement, the term of this Agreement shall be extended for the same time period that any such filing is so delayed by the Company. For purposes of this Agreement, the term "Adverse Disclosure" means public disclosure of material non-public information relating to a pending or imminent material acquisition, disposition or other business combination, divestiture or transaction (a "Significant Transaction"), which disclosure (i) would, in the good faith judgment of the Company, be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading, and (ii) would have a material


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adverse effect on the Company's ability to complete such Significant Transaction or the terms upon which such Significant Transaction can be completed.

                        (e) Notwithstanding anything to the contrary in this Agreement, no underwritten public offering of Registrable Securities shall be made pursuant to a demand registration pursuant to this Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld or delayed.

            3. Piggy-Back Registration.

                        (a) Request for Registration. Each time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of its security holders of any class of equity security (other than a registration statement (A) on Form S-4 or S-8 (or any substitute form that is adopted by the Commission), (B) filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders) or (C) filed in connection with an acquisition, merger or similar transaction), the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten business days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request, which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof (a "Piggy-Back Registration"). The Company shall use commercially reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any other similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 3(a) by giving written notice to the Company of such withdrawal. The Company, in its sole discretion, may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall give immediate notice of such withdrawal to the Holders of Registrable Securities requested to be included in such Piggy-Back Registration.

                        (b) Reduction of Offering. In connection with an underwritten offering where Piggy-Back Registration has been requested as provided in Section 3(a), the Company shall use commercially reasonable efforts to cause all Registrable Securities requested to be included in such Piggy-Back Registration to be included as provided in Section 3(a). If the managing underwriter or underwriters of any such underwritten offering have given written notice to the Holders of Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders of Registrable Securities and any other persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then (i) the number of shares to be offered for the account of all other persons (other than the Company) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares


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requested to be registered by such persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by the managing underwriter or underwriters and
(ii) if such managing underwriter or underwriters recommend a further reduction in the number of shares in the offering, then the number of shares to be offered for the account of the Holders shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such Holders to the extent necessary to reduce the total number of shares requested to be include in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters.

                        (c) In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

            4. Registration Procedures. In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of distribution, and in connection therewith, the Company will:

                        (a) prepare and file with the Commission a registration statement with respect to such shares and use commercially reasonable efforts to cause such registration statement to become and remain effective as provided herein;

                        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such shares;

                        (c) furnish to each prospective seller such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller or the managing underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares owned by such seller;

                        (d) use commercially reasonable best efforts to register or qualify the shares covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action which would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by such registration statement in any jurisdiction where it is not at the time so subject;


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                        (e) in the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                        (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                        (g) apply for listing and use its commercially reasonable best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its commercially reasonable best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or on a national securities exchange; and

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            5. Information Provided by Holder

                        (a) Each Holder of Registrable Securities will furnish to the Company such information as the Company may reasonably request in connection with the registration of any Registrable Securities pursuant to this Agreement and shall notify the Company as promptly as practicable of any inaccuracy or change in such information.

                        (b) Failure of a prospective seller of Registrable Securities to furnish the information described in this Section 5 shall not affect the obligations of the Company under this Agreement to Holders who furnish such information, unless such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

            6. Limitations on Required Registrations

                        (a) The Company shall not be required to effect more than one registration pursuant to Section 2 hereof.

                        (b) Notwithstanding anything to the contrary in this Agreement except to the extent specifically extended in this Agreement, the obligation of the parties pursuant to this


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Agreement hereof shall expire on the second anniversary of the Closing Date
(although the parties hereto acknowledge that Seller may sell its Shares pursuant to Rule 144 under the Securities Act after one year if all of the requirements of Rule 144 are met).


            7. Expenses of Registration. All expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except all expenses, fees and disbursements of any counsel retained by the Holders, and all underwriting or selling brokers' discounts and commissions shall be borne by the Holders of the securities registered pursuant to such registration, pro rata according to the quantity of their securities so registered.

            8. Indemnification

                        (a) Indemnification by Company. To the extent permitted by law, the Company will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holder, each person controlling such Holder within the meaning of Section 15 of the Securities Act and each underwriter and selling broker of the securities so registered (each, an "Indemnitee" and collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering, circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or a state securities law, in each case applicable to the Company, and will reimburse each Indemnitee for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided however, that the Company will not be liable to any Indemnitee in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission based upon written information furnished to the Company by or on behalf of such Indemnitee for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished by such underwriter or Indemnitee to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and such underwriter or Indemnitee was required under the Securities Act to furnish such Final Prospectus; provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the


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indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

                        (b) Indemnification by Holders. To the extent permitted by law, each Holder (severally and not jointly) requesting or joining in a registration and each underwriter and selling broker of the securities so registered will indemnify the Company and its agents, officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act, and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other documents incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be so stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other fees and expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Company by or on behalf of such Holder, underwriter or selling broker and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; provided, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement or any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder or underwriter, as the case may be, which consent shall not be unreasonably withheld and provided, further, that the obligation of any such Holder shall be limited to an amount equal to the net proceeds received by such Holder from the sale of the Registered Securities in such offering contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's fraudulent misconduct.

                        (c) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide the indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to he Indemnified Party and the Indemnified Party may participate in such defense at such party's expense, and provided further that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. The Indemnified Party may retain separate counsel; provided that the fees and expenses of such separate counsel shall be paid by the Indemnifying Party only if the Indemnified Party reasonably concludes that there may be defenses available to it, him or her which are different from or additional to those available to the Indemnifying Party and the


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Indemnifying Party approves such conclusion, which approval shall not be unreasonably withheld. No Indemnifying Party, in the defense of any such claim or litigation, shall consent, except with the consent of each Indemnified Party, to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                        (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. This relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The reimbursement required by this Section 8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                        (g) The obligations of the Company under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

            9. Transfer of Registration Rights. The registration rights granted to the Holders under this Agreement may be transferred but only to (i) a transferee who shall acquire not less than the greater of 50,000 shares of Registrable Securities or 50% of the Registrable Securities held by any Holder and (ii) affiliates of any Holder. Any such transfer shall become effective only after receipt by the Company of (i) a written notice of the transfer, including the name, address and tax payer identification number of the transferee and the number of Registrable Securities transferred, and (ii) an agreement executed by the transferee to be bound by the terms of this Agreement.

            10. Delay of Registration. A Holder shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.


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

            11. Reports Under the Securities Act and the Exchange Act. With a view to making available to the Holders the benefits of any rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public pursuant to a registration on Form S-3, the Company agrees to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

            12. Removal of Rule 144 Legend. At any time after the second anniversary of the issuance of any Registrable Securities, if a Holder is not, and has not been for at least the prior three months, an affiliate of the Company for purposes of Rule 144 under the Securities Act and delivers to the Company an opinion to that effect from counsel reasonably acceptable to the Company, such Holder may request the Company to remove any related restrictive legend on such Holder's certificates representing shares of Common Stock, which request the Company agrees to honor promptly in the normal course of business. After such removal, the owner of any such shares no longer shall be a Holder and such shares no longer shall be Registrable Securities subject to this Agreement.

            13. Expenses. Each party to this Agreement shall bear its own expenses relating to the preparation, execution, delivery and performance of this Agreement and all transactions contemplated thereby.

            14. Survival of Agreements. All agreements, presentations and warranties and covenants contained herein or made in writing by or on behalf of any party in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement (despite any investigation at any time made by any other party or on its behalf). All statements contained in any certificate or other instrument executed and delivered by any party or its duly authorized officers or representatives pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations by the that party hereunder.

            15. Holders' Obligations Several. Each Holder's obligations under this Agreement are several, and no Holder is jointly obligated hereunder to render the performance of any other Holder, nor excused from performance hereunder by reason of any other Holder's nonperformance.

            16. Notices. All notices, requests, consents and other communications herein shall be in writing and shall be deemed to be delivered
(i) on the date delivered, if personally delivered or transmitted via facsimile with return confirmation of such transmission; (ii) on the business day after the date sent, if sent by recognized overnight courier service and (iii) on the fifth day after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, as follows:


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                If to the Company: Santa Barbara Restaurant Group, Inc.
                                   3916 State Street, Suite 300
                                   Santa Barbara, CA  93105
                                   Attention:   Andrew Puzder
                                   Facsimile No:  (805) 898-7149
                                   Telephone No:  (805) 563-1566

                If to Holder:      KCC Delaware Company
                                   c/o GIANT GROUP, LTD.
                                   9000 Sunset Blvd., 16th Floor
                                   Los Angeles, CA  90069
                                   Facsimile No: (310) 273-5249
                                   Telephone No: (310) 273-5678

or such other addresses as each of the parties hereto may provide from time to time in writing to the other parties.

            17. Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Company and each of the Holders.

            18. Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto and made a part hereof, contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof.

            19. Successors and Assigns. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and transferees of the parties hereto.

            20. Enforcement.

                        (a) Remedies at Law or in Equity. If any party hereto shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of it in this Agreement or in any certificate, report or other instrument delivered by it under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing Date or as of the date it was made, furnished or delivered, any other party may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such party or to take any one of more of such actions. In the event any party brings such an action against another, the prevailing party in such dispute, as determined by a final


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non-appealable order, shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                        (b) Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by any party shall not exhaust the same or constitute a waiver of any other right provided herein.

            21. Execution and Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. In addition, to the extent that receipt is confirmed, this Agreement may be executed and sent by telecopy with the original to follow by a nationally recognized overnight delivery service.

            22. Governing Law; Jurisdiction; and Severability. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to principles of conflicts of law. Each party hereto consents to the jurisdiction of any federal court located in the State of California, County of Los Angeles for the purpose of any action, suit or proceeding arising out of or based on this Agreement or any provision hereof. In the event any provision of this agreement of the application of any such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this agreement shall remain in full force and effect.

            23. Headings. The descriptive headings of the Sections hereof and the Schedules and Exhibits hereto are inserted only and do not constitute a part of this Agreement.

            24. Stand-Off. If requested by the managing underwriter(s) of an underwritten public offering or the initial purchaser(s) or placement agent(s) in any offering being resold pursuant to Rule 144A under the Securities Act of securities by the Company, Holders shall agree on the same terms applicable to officers and directors of the Company not to effect any public sale or distribution of any of the Company's Common Stock for a period not to exceed 180 days following any 15 days prior to the date of the final prospectus contained in the registration statement filed or of the offering memorandum with such offering, provided that such provision shall apply to a Holder only if such Holder beneficially owns 5% or more of the outstanding Common Stock of the Company and/or an affiliate of the Holder is an officer, director or beneficial owner of 5% or more of the Company's Common Stock, and provided further that the term of this Agreement for any Holder shall be extended for any such period of time the Holder is required by this Section 24 to refrain from selling any shares of the Company's Common Stock, and provided further that this Section 24 shall be of no further force or effect upon expiration of the term of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first written above.


                                        THE COMPANY:

                                        SANTA BARBARA RESTAURANT GROUP, INC.



                                        By:               \s\
                                           -------------------------------------
                                           Name:
                                           Title:



                                        HOLDER:

                                        KCC DELAWARE COMPANY



                                        By:               \s\
                                           -------------------------------------
                                           Name:
                                           Title: